EXHIBIT 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
We have issued our report dated March 28, 2025, with respect to the consolidated financial statements of Canvas Energy Inc. included in this current report of Diversified Energy Company on Form 8-K/A. We consent to the incorporation by reference of said report in the Registration
Statements of Diversified Energy Company on Forms S-8 (File No. 333-291764, File No.
333-287374 and File No. 333-276139).
/s/ GRANT THORNTON LLP
Oklahoma City, Oklahoma
February 6, 2026